/

      As filed with the Securities and Exchange Commission on August 30, 2000
                                                      Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          HOMESEEKERS.COM, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                 NEVADA                                    87-0397464
    (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                      Identification No.)

                    6490 SOUTH MCCARRAN BOULEVARD, SUITE D-28
                               RENO, NEVADA 89509
          (Address, Including Zip Code, of Principal Executive Offices)

                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Greg L. Costley
                             Chief Executive Officer
                          HomeSeekers.com, Incorporated
                    6490 South McCarran Boulevard, Suite D-28
                               Reno, Nevada 89509
                     (Name and Address of Agent for Service)

                                 (775) 827-6886
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:
                                Timothy J. Melton
                           Jones, Day, Reavis & Pogue
                              77 West Wacker Drive
                          Chicago, Illinois 60601-1692
                                 (312) 782-3939


                         CALCULATION OF REGISTRATION FEE


                                            Proposed       Proposed
                                             Maximum        Maximum        Amount of
Title of Shares            Amount to     Offering Price    Aggregate      Registration
to be Registered         be Registered    Per Share(1)   Offering Price       Fee
----------------         -------------   --------------  --------------   ------------
Common Stock, par value
$.001 per share          6,000,000       $2.7188         $16,312,800      $4,306.58


--------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices on the Nasdaq SmallCap Market on August 29, 2000.
                            -------------------------

                       EXPLANATORY NOTE AND INCORPORATION BY
                         REFERENCE OF SELECTED INFORMATION

     This registration statement is filed by HomeSeekers.com, Incorporated with the Securities and Exchange Commission solely to reflect an increase of 6,000,000 shares of our common stock, par value $.001 per shares, reserved for issuance pursuant to our Amended and Restated 1996 Stock Option Plan. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of our registration statement on Form S-8 (Registration No. 333-77989) filed with the Securities and Exchange Commission on May 7, 1999 are incorporated herein by reference.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   DESCRIPTION

         4.1 Amendment No. 1 to HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan.

         5.1 Opinion of Jenkins & Carter regarding the validity of the securities registered hereunder.

         23.1 Consent of Jenkins & Carter (set forth in their opinion filed as Exhibit 5.1 to this Registration Statement).

         23.2     Consent of Albright, Persing & Associates, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno State of Nevada, on this 30th day of August, 2000.

                          HOMESEEKERS.COM, INCORPORATED


                          By:  /s/ Gregory L. Costley
                               ------------------------------------
                               Gregory L. Costley
                               Chairman and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Gregory L. Costley his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement and (ii) Registration Statements, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                          DATE
/s/ Gregory L. Costley        Chairman of the Board and Chief     August 30, 2000
---------------------------   Executive Officer
Gregory L. Costley            (Principal Executive Officer,
                              Principal Financial Officer and
                              Principal Accounting Officer)

/s/ John Giaimo               President, Chief Operating Officer  August 30, 2000
---------------------------   and Director
John Giaimo



/s/ Greg Johnson              Chief Technology Officer            August 30, 2000
---------------------------   and Director
Greg Johnson

/s/ Bradley N. Rotter         Director                            August 30, 2000
---------------------------
Bradley N. Rotter

/s/ David Holmes              Director                            August 30, 2000
---------------------------
David Holmes


                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
 4.1     Amendment No. 1 to HomeSeekers.com, Incorporated Amended and Restated
         1996 Stock Option Pan.

 5.1 Opinion of Jenkins & Carter regarding the validity of the securities registered hereunder.

23.1 Consent of Jenkins & Carter (set forth in their opinion filed as Exhibit 5.1 to this Registration Statement).

23.2     Consent of Albright, Persing & Associates, Ltd.
